UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
April 3, 2007
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation)	0-24216 (Commission File Number)	98-0140269 (I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
(Address of Principal Executive Offices)                          (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 3, 2007, IMAX Corporation (the “Company”) received a NASDAQ Staff Determination letter on April 3, 2007 indicating that the Company was not in compliance with Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with the Securities and Exchange Commission for continued listing of the Company’s common shares, and that Company’s common shares are subject to delisting from The NASDAQ Global Market. The Company understands that the letter was issued in accordance with NASDAQ’s standard procedures as a result of the delay in filing of the Company’s annual report on Form 10-K for fiscal 2006.
     The Company has requested a hearing before a NASDAQ Listing Qualifications Panel to appeal the Staff Determination. The hearing request has stayed the delisting of the Company’s common shares pending the Panel’s decision, although there can be no assurance that the Panel will ultimately grant the Company’s request for continued listing.
Item 9.01     Financial Statements and Exhibits
(c)     Exhibits

Exhibit No.	Description

99.1	Press Release dated April 9, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: April 9, 2007	By:	/s/ “Robert D. Lister”
		Name:	Robert D. Lister
		Title:	General Counsel

	By:	/s/ “G. Mary Ruby”
		Name:	G. Mary Ruby
		Title:	Corporate Secretary